EXHIBIT 99
T. ROWE PRICE GROUP REPORTS 2007 RESULTS
Assets Under Management Reach $400 Billion
BALTIMORE (January 29, 2008) – T. Rowe Price Group, Inc. (NASDAQ-GS: TROW) today reported its fourth quarter 2007 results, including net revenues of $598 million, net income of nearly $191 million, and diluted earnings per share of $.68, an increase of 28% from $.53 per share in the comparable 2006 quarter. Net revenues in the final quarter of 2006 were $489 million, and net income was $149 million.
Investment advisory revenues were up 24%, or $97 million, from the comparable 2006 quarter. Assets under management of $400 billion at December 31 are up $3.2 billion, or nearly 1%, during the fourth quarter. Net cash inflows from investors totaled $9.1 billion during the fourth quarter, more than offsetting the quarter’s decline in assets from lower market valuations.
Results for 2007 include net revenues of more than $2.2 billion, net income of more than $670 million, and diluted earnings per share of $2.40 – an increase of 26% from $1.90 per share in 2006. Assets under management increased 19.5% or $65.3 billion during 2007. Net cash inflows from investors totaled $33.8 billion, and net market appreciation and income added $31.5 billion to assets under management during the year.
Financial Highlights
Investment advisory revenues earned from the T. Rowe Price mutual funds distributed in the United States increased to $363.3 million for the fourth quarter of 2007, up $70.3 million from the comparable 2006 quarter. Mutual fund assets of $246.0 billion at year-end 2007 were off $.3 billion from September 30, 2007, as market value reductions of nearly $4.0 billion were mostly offset by net cash inflows of $3.7 billion. Net cash inflows were spread among the funds, with the international and global stock funds adding $1.6 billion, the bond and money market funds adding $1.5 billion, and the U.S. stock and blended asset funds adding nearly $.6 billion.

The Growth Stock, Equity Index 500, Blue Chip Growth, and New Income funds together added more than $2.5 billion during the quarter.
The series of target-date Retirement Funds, which provide fund shareholders with single, diversified portfolios that invest in underlying T. Rowe Price funds and automatically adjust fund asset allocations as investors age, continues to be a significant source of mutual fund asset growth, increasing nearly 11% or $2.9 billion during the fourth quarter to total $30 billion at year-end 2007. Mutual fund net inflows of $3.4 billion originated in the Retirement Funds during the fourth quarter of 2007. For the year, these funds grew $12.7 billion from
$17.3 billion, and now represent 12% of our mutual fund assets under management.
For the year, net inflows to the mutual funds were $20.2 billion, including $10.7 billion that originated in the target-date Retirement Funds. The U.S. stock and blended asset funds had net inflows of $9.9 billion, while bond and money market funds added $5.6 billion, and international and global stock funds added $4.7 billion. The Growth Stock Fund added more than $4.8 billion of net investments this year while the New Income Fund added $2.5 billion. Higher market valuations and income increased mutual fund assets by $19.3 billion in 2007.
Investment advisory revenues earned from other managed investment portfolios, consisting of institutional separate accounts, sub-advised funds, sponsored investment funds which are offered to investors outside the U.S., and variable insurance portfolios, were $143 million in the 2007 quarter, an increase of nearly $27 million from the comparable 2006 quarter. Ending assets in these portfolios were $154.0 billion, up $3.5 billion since September 30. Strong net cash inflows during the fourth quarter of $5.4 billion were partially offset by lower market valuations that reduced assets nearly $1.9 billion during the quarter. Investors outside the United States now account for 9% of assets under management.
Operating expenses were $335 million in the fourth quarter of 2007, up $61 million from the 2006 fourth quarter. The largest expense, compensation and related costs, increased $43 million, or 26%, over the comparable 2006 quarter, primarily due to higher salaries, bonus compensation and stock-based compensation expense. The firm has increased its staff by 10.3% since the beginning of 2007, primarily to handle increased volume-related activities and other growth. At December 31, the firm employed 5,081 associates.
Advertising and promotion expenditures vary period-to-period in response to investor interest and in the fourth quarter were up $5.0 million from the 2006 quarter. Advertising and promotion expenditures in 2008 are expected to be up about 15% versus 2007, and spending in the first quarter of 2008 is expected to be up about $2 million from the fourth quarter of 2007.
Other operating expenses in the fourth quarter were up $11.0 million, including $2.7 million of higher distribution expenses recognized on greater fund assets under management that are sourced from financial intermediaries. These costs offset the same increase in administrative revenues from 12b-1 fees. Additionally, consulting and professional fees, travel, information services, and other costs have risen this year to meet increased business demands.
Net non-operating income, which includes interest income as well as the recognition of investment gains and losses, increased nearly $16 million in the 2007 quarter versus the prior year’s fourth quarter. Larger year-end dividends, including capital gains distributions, from mutual fund investments were responsible for $14 million of the increase.
The fourth quarter 2007 provision for income taxes as a percentage of pretax income has been recognized in order that the provision for the full year 2007 reflects an estimated annualized rate of 37.7%. We currently estimate that our 2008 effective tax rate will be up to .5% higher than in 2007 due primarily to changes in state income tax rates and regulations.
Management Commentary
James A.C. Kennedy, the company’s Chief Executive Officer and President, commented: “We are pleased to report that 2007 was a successful year for T. Rowe Price Group with strong financial results across the board. Although it was a year marked by high market volatility, and stocks declined sharply in the fourth quarter amid concerns that rising energy and materials prices as well as the credit market turmoil would lead to a significant economic slowdown, most major stock and bond indexes had positive returns for the year, and helped the firm achieve record assets under management, revenues, earnings, and stockholders’ equity. Importantly, thanks to our fixed-income analytical team, our clients fared relatively well in the treacherous credit market environment when many financial institutions struggled with problems caused by investments in low-quality fixed-income instruments.
“The firm’s investment advisory results relative to our peers remain strong, with at least 72% of the T. Rowe Price funds across their share classes surpassing their comparable Lipper averages on a total return basis for the three-, five-, and 10-year periods ended December 31, 2007, and 61% outperforming for the one-year period. In addition, 71 of the T. Rowe Price stock, bond and blended asset funds across their share classes, which account for more than 72% of our rated funds’ assets under management, ended the year with an overall rating of four or five stars from Morningstar. These four- and five-star-rated investments represent 58.2% of our rated funds and share classes, compared with 32.5% for the overall industry.
“Our clients have access to our investment strategies through several distribution channels, and investor demand reflects strong results from each of them. Our retail direct and retirement planning services channels continued their longstanding success, while even more significant contributions to asset flows came from intermediary and global institutional channels. Highlights of the year included the significant growth in our global equity and large-cap growth stock franchises, as well as the growing use of our target-date Retirement Funds.
“On the investment side, we introduced several new funds and institutional strategies, and launched new initiatives to manage assets for investors in China and India, markets which could well represent solid growth opportunities over the long term. We also augmented the range of services and products we offer financial intermediaries and plan sponsors. Further, to better meet the savings and retirement needs of individual investors and plan participants, we enhanced our advisory planning services, opened an additional investor center, and increased the number of retirement plans offering the Retirement Funds and participant auto-enrollment.
“We continue to grow our global presence and invest heavily in our organization to prepare for the future. We now have clients in more than 30 countries, and with the opening of an office in

Toronto have facilities in 12 countries. In order to better serve our clients, we also recently completed a new building in Colorado Springs and a business continuity site in Maryland, upgraded our Baltimore and London offices, and announced expansion plans for our Owings Mills, Maryland, campus to build two new environmentally friendly buildings over the next two years.
“Our strong capital position gives us the financial flexibility both to weather storms as they periodically arise and to fund growth and investment initiatives that make sense for us to pursue,” Mr. Kennedy added. “In December, we increased our quarterly dividend 41% to $.24 per share. In addition, we made capital expenditures of $145 million, and spent $320 million to repurchase more than 2% of our outstanding common shares during 2007. We have maintained a debt-free balance sheet with substantial liquidity, including cash and investment holdings of more than $1.6 billion at the beginning of 2008.”
“After five years of strong global growth, it appears that global economies will grow more moderately in 2008,” Mr. Kennedy said. “Although the full impact of the global credit squeeze continues to play out and the current financial unrest may linger and even deepen, prospects for earnings growth at many companies are favorable and valuations seem reasonable and have become more supportive due to the recent market decline. Monetary authorities have acted to calm the credit markets and should continue to be accommodative in the event economic growth continues to decelerate. While the first several weeks of the year have been challenging, we know how difficult it is to forecast short-term market returns with any precision. As always, we would caution investors to be patient as the market goes through a period of transition and adjustment, and to have modest market return expectations and an awareness of risk and uncertainty.”
In closing, Mr. Kennedy said: “While the performance of financial markets has a significant impact on the performance of the company, especially in the short term, we will build on our success over the long term by creating durable value for our growing number of clients around the world and taking advantage of attractive growth opportunities. Although there are always bumps in the road, the future for T. Rowe Price continues to look promising as our strong investment performance, diversified business model, and talented and dedicated associates have us well positioned for long-term growth.”
Other Matters
The financial results presented in this release are unaudited. KPMG LLP is currently completing its audits of the company’s 2007 financial statements and internal controls over financial reporting at December 31, 2007. The company expects that KPMG will complete its work in early February and that it will then file its Form 10-K Annual Report for 2007 with the U.S. Securities and Exchange Commission. The Form 10-K will include more complete information on the company’s audited financial results, management’s report on internal controls over financial reporting at December 31, 2007, and the reports of KPMG.
Certain statements in this press release may represent “forward-looking information,” including information relating to anticipated growth in revenues, net income and earnings per share, anticipated changes in the amount and composition of assets under management, anticipated expense levels, estimated tax rates, and expectations regarding financial and other market conditions. For a discussion concerning risks and other factors that could affect future results, see the company’s Form 10-K and Form 10-Q reports.
Founded in 1937, Baltimore-based T. Rowe Price is a global investment management organization that provides a broad array of mutual funds, subadvisory services, and separate account management for individual and institutional investors, retirement plans, and financial intermediaries. The organization also offers a variety of sophisticated investment planning and guidance tools. T. Rowe Price’s disciplined, risk-aware investment approach focuses on diversification, style consistency, and fundamental research. More information is available at www.troweprice.com.

UNAUDITED CONDENSED CONSOLIDATED STATEMENTS OF INCOME
(in millions, except per-share amounts)

	Three months ended		Year ended
	12/31/2006	12/31/2007	12/31/2006	12/31/2007
Revenues
Investment advisory fees	$409.7	$506.6	$1,508.5	$1,879.1
Administrative fees	79.1	90.9	305.4	348.1
Investment income of savings bank subsidiary	1.5	1.5	5.4	5.9

Total revenues	490.3	599.0	1,819.3	2,233.1
Interest expense on savings bank deposits	1.2	1.2	4.3	4.8

Net revenues	489.1	597.8	1,815.0	2,228.3

Operating expenses
Compensation and related costs	163.9	207.2	658.4	797.2
Advertising and promotion	30.8	35.8	97.3	107.9
Depreciation and amortization of property and equipment	13.4	13.7	46.5	53.4
Occupancy and facility costs	21.8	23.2	82.5	92.1
Other operating expenses	44.3	55.3	143.4	181.3

	274.2	335.2	1,028.1	1,231.9

Net operating income	214.9	262.6	786.9	996.4

Other investment income	23.3	39.0	71.7	80.4
Credit facility expenses	—	—	0.3	—

Net non-operating income	23.3	39.0	71.4	80.4

Income before income taxes	238.2	301.6	858.3	1,076.8
Provision for income taxes	89.3	110.9	328.7	406.2

Net income	$148.9	$190.7	$529.6	$670.6

Earnings per share
Basic	$0.56	$0.72	$2.01	$2.53

Diluted	$0.53	$0.68	$1.90	$2.40

Dividends declared per share	$0.17	$0.24	$0.59	$0.75

Weighted average shares
Outstanding	264.1	264.0	263.8	264.8

Assuming dilution	279.5	278.7	278.7	279.2

	Three months ended		Year ended
	12/31/2006	12/31/2007	12/31/2006	12/31/2007
Investment Advisory Revenues (in millions)
Sponsored mutual funds in the U.S.
Stock and blended asset	$251.5	$313.9	$937.5	$1,168.7
Bond and money market	41.5	49.4	155.6	184.6

	293.0	363.3	1,093.1	1,353.3
Other portfolios	116.7	143.3	415.4	525.8

	$409.7	$506.6	$1,508.5	$1,879.1

Average Assets Under Management (in billions)
Sponsored mutual funds in the U.S.
Stock and blended asset	$162.9	$202.8	$152.2	$191.1
Bond and money market	38.6	44.4	35.4	41.7

	201.5	247.2	187.6	232.8
Other portfolios	123.1	152.9	112.1	141.4

	$324.6	$400.1	$299.7	$374.2

	12/31/2006	12/31/2007
Assets Under Management (in billions)
Sponsored mutual funds in the U.S.
Stock and blended asset	$168.5	$200.6
Bond and money market	38.0	45.4

	206.5	246.0
Other portfolios	128.2	154.0

	$334.7	$400.0

Stock and blended asset portfolios	$267.0	$321.6
Fixed income portfolios	67.7	78.4

	$334.7	$400.0

	Year ended
	12/31/2006	12/31/2007
Condensed Consolidated Cash Flows Information (in millions)
Cash provided by operating activities, including $79.8 of non-cash stock-based compensation	$593.2	$758.0
Cash used in investing activities, including ($145.6) for additions to property and equipment and ($190.8) for investments in sponsored mutual funds in 2007	(421.2)	(344.7)
Cash used in financing activities, including common stock repurchases of ($312.1) and dividends paid of ($180.3) in 2007	(202.6)	(401.2)

Net change in cash during the period	$(30.6)	$12.1

	12/31/2006	12/31/2007
Condensed Consolidated Balance Sheet Information (in millions)
Cash and cash equivalents	$773.0	$785.1
Investments in sponsored mutual funds	554.4	773.0
Property and equipment	264.9	358.3
Goodwill and other intangible assets	669.4	668.8
Accounts receivable and other assets	503.6	592.1

Total assets	2,765.3	3,177.3
Total liabilities	338.4	400.2

Stockholders’ equity, 264.6 common shares outstanding in 2007, including net unrealized holding gains of $95.0 in 2007	$2,426.9	$2,777.1

8